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                                                                    EXHIBIT 10a1

                              FORTUNE BRANDS, INC.
                          1999 LONG-TERM INCENTIVE PLAN
                          (as amended April 29, 2003)

1.       PURPOSE OF PLAN

         The purpose of this 1999 Long-Term Incentive Plan (the "Plan") is to aid Fortune Brands, Inc. and its Subsidiaries (the "Company") in securing and retaining Key Employees of outstanding ability by making it possible to offer them increased incentives, which may include a proprietary interest in the Company, to join or continue in the service of the Company and to increase their efforts for its welfare.

2.       DEFINITIONS

                  As used in the Plan, the following words shall have the following meanings:

                  (a) "Award" means an award or grant made to a Participant pursuant to the Plan, including, without limitation, an award or grant of an Option, Right, Restricted Stock, Performance Award or Other Stock-Based Award, or any combination of the foregoing;

                  (b) "Award Agreement" means an agreement between the Company and a Participant that sets forth the terms, conditions and limitations applicable to an Award;

                  (c) "Board of Directors" means the Board of Directors of Fortune;

                  (d) "Committee" means the Compensation and Stock Option Committee of the Board of Directors;

                  (e) "Common Stock" means common stock of Fortune;

                  (f) "Exchange Act" means the Securities Exchange Act of 1934, as amended;

                  (g) "Fortune" means Fortune Brands, Inc.;

                  (h) "Incentive Stock Option" means a stock option to purchase shares of Common Stock which is intended to qualify as an incentive stock option as defined in Section 422 of the Internal Revenue Code;

                  (i) "Key Employee" means any person, including an officer or director, in the regular full-time employment of the Company who, in the opinion of the Committee, is or is expected to be primarily responsible for the management, growth or protection of some part or all of the business of the Company;

                  (j) "Limited Right" means a right to receive cash in lieu of the exercise of an Option or Right as set forth in Section 12(b);

                  (k) "Nonqualified Stock Option" means a stock option to purchase shares of Common Stock which is intended not to qualify as an incentive stock option as defined in Section 422 of the Internal Revenue Code;

                  (l) "Option" means an Incentive Stock Option, a Nonqualified Stock Option or an option granted pursuant to Section 14(a);

                  (m) "Other Stock-Based Award" means an Award pursuant to
         Section 8;

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                  (n) "Participant" means a person to whom one or more Awards have been granted that have not all been forfeited or terminated under the Plan;

                  (o) "Performance Period" means the period specified with respect to a Performance Award during which specified performance criteria are to be measured;

                  (p) "Performance Award" means an Award granted pursuant to
         Section 7;

                  (q) "Restricted Stock" means shares of Common Stock granted pursuant to Section 6 or as part of a Performance Award or an Other Stock-Based Award;

                  (r) "Right" means a stock appreciation right to elect to receive shares of Common Stock with a fair market value, at the time of any exercise of such stock appreciation right, equal to the amount by which the fair market value of all shares subject to the Option (or part thereof) in respect of which such stock appreciation right was granted exceeds the exercise price of said Option (or part thereof) or to receive from Fortune, in lieu of such shares, the fair market value in cash, or to receive a combination of such shares and cash, as provided in Section 5, and shall also mean a stock appreciation right granted pursuant to Section 14(b); and

                  (s) "Subsidiary" means any corporation, other than Fortune, in an unbroken chain of corporations or other entities beginning with Fortune if each of the corporations, or other entities other than the last corporation or entity in the unbroken chain owns 50% or more of the voting stock in one of the other corporations in such chain, except that with respect to Incentive Stock Options, "Subsidiary" means "subsidiary corporation" as defined in Section 424(f) of the Internal Revenue Code.

3.       ADMINISTRATION OF PLAN

         The Plan shall be administered by the Committee whose members shall be appointed by the Board of Directors and consisting of at least three members of the Board of Directors. The members of the Committee shall qualify to administer the Plan for purposes of Rule 16b-3 (and any other applicable rule) promulgated under Section 16(b) of the Exchange Act. The Committee may adopt its own rules of procedure, and the action of a majority of the Committee, taken at a meeting, or taken without a meeting by unanimous written consent of the members of the Committee, shall constitute action by the Committee. The Committee shall have the power and authority to administer, construe and interpret the Plan, to make rules for carrying it out and to make changes in such rules.

4.       AWARDS

         The Committee may from time to time make such Awards under the Plan to such Key Employees and in such form and having such terms, conditions and limitations as the Committee may determine. Awards may be granted singly, in combination or in tandem. The terms, conditions and limitations of each Award under the Plan shall be set forth in an Award Agreement, in a form approved by the Committee, consistent, however, with the terms of the Plan.

5.       AWARDS OF OPTIONS AND RIGHTS

                  (a) The terms and conditions with respect to each Award of Options under the Plan shall be consistent with the following:

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                                    (i)      The Option price per share shall
                           not be less than fair market value at the time the Option is granted.

                                    (ii)     Exercise of the Option shall be
                           conditioned upon the Participant named therein having remained in the employ of the Company for at least one year after the date of the grant of the Option; provided, however, that this condition shall not be applicable in the event of the death of the Participant or as otherwise provided in Section 12(b); and provided further, that any Option that is granted prior to September 1, 2001 and that is held by a Participant whose principal employer is ACCO World Corporation or one of its Subsidiaries shall become fully and immediately exercisable on the date ACCO World Corporation ceases to be a subsidiary; and any Option that is granted prior to September 1, 2001 and that is held by a Participant whose principal employer is JBB (Greater Europe) PLC or one of its subsidiaries shall become fully and immediately exercisable on the date JBB (Greater Europe) PLC ceases to be a Subsidiary or on the date a sale or other disposition of substantially all of the assets of JBB (Greater Europe) PLC by Fortune or a Subsidiary to an entity that is not a Subsidiary is consummated. The Option shall be exercisable in whole or in part from time to time during the period beginning at the completion of the required employment time stated in the Option and ending at the expiration of ten years from the date of grant of the Option, unless an earlier expiration date shall be stated in the Option or the Option shall cease to be exercisable pursuant to Section 5(a)(iv) or because of the exercise of the Limited Right pertaining thereto as provided in Section 12(b). To the extent that the aggregate fair market value of shares with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year exceeds $100,000, such Options shall be treated as Nonqualified Stock Options. The foregoing shall be applied by taking Options into account in the order in which they were granted. For purposes of the foregoing, the fair market value of any share shall be determined at the time of the Award of the Option. In the event the foregoing results in a portion of an Incentive Stock Option exceeding the $100,000 limitation, only such excess shall be treated as a Nonqualified Stock Option.

                                    (iii)    Payment in full of the Option price
                           shall be made upon exercise of each Option and may be made in cash, by the delivery of shares of Common Stock with a fair market value equal to the Option price, provided the Participant has held such shares for a period of at least one year, or by a combination of cash and such shares that have been held by the Participant for a period of at least one year whose fair market value together with such cash shall equal the Option price. The Committee may also permit Participants, either on a selective or aggregate basis, simultaneously to exercise Options and sell the shares of Common Stock thereby acquired pursuant to a brokerage or similar arrangement, approved in advance by the Committee, and use the proceeds from such sale as payment of the purchase price of such shares.

                                    (iv)     If a Participant's employment with
                           the Company terminates other than by reason of the Participant's death, disability or retirement under a retirement plan of the Company, the Participant's Option shall terminate and cease to be exercisable three months from the date of such termination except as otherwise provided in Section 12(b). If a Participant's employment with the Company terminates by reason of death, disability or retirement under a retirement plan of the Company, the Participant's Option shall continue to be exercisable until the expiration date stated in the option, provided that a Nonqualified Stock Option may be exercised within one year from the date of death even if later than such expiration date. In the case of a Participant whose principal employer is an entity in which Fortune owns, directly or indirectly, an equity interest, then such Participant's employment shall be deemed to be terminated for purposes of this Section 5 as of the date on which such principal employer ceases to be an entity in which Fortune owns, directly or indirectly, an equity interest; provided, however, that, if ACCO World Corporation ceases to be a

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                           Subsidiary, each Option that is granted prior to
                           September 1, 2001 and that is held by a Participant who is employed by ACCO World Corporation or one of its Subsidiaries, to the extent that it is exercisable on the date ACCO World Corporation ceases to be a Subsidiary, shall continue to be exercisable until its expiration date as set forth in Section 5(a)(ii); and if JBB (Greater Europe) PLC ceases to be a Subsidiary, or if substantially all of the assets of JBB (Greater Europe) PLC have been sold or otherwise disposed of by Fortune or a Subsidiary to an entity that is not a Subsidiary, then each Option that is granted prior to September 1, 2001 and that is held by a Participant who is employed by JBB (Greater Europe) PLC or one of its subsidiaries at the time of disposition shall continue to be exercisable until its expiration date as set forth in
                           Section 5(a)(ii).

                                    (v)      Each Option shall contain a Limited
                           Right to receive cash in lieu of shares under the circumstances set forth in Section 12(b).

                  (b) The Committee, at the time of grant of an Option or at any time prior to the expiration of its term, may also grant, subject to the terms and conditions of the Plan, Rights in respect of all or part of such Option to the Participant who has been granted the Option, provided that at such time the Participant is a Key Employee. No Right shall be exercisable prior to six months from the date of grant, except as otherwise provided in Section 12(b).

                  (c) The holder of an Option or Right who decides to exercise the Option or Right in whole or in part shall give notice to the Secretary of Fortune of such exercise in writing on a form approved by the Committee. A notice exercising a Right shall also specify the extent, if any, to which the Participant elects to receive cash, and shall be subject to the determination by the Committee as provided in
         Section 5(f). Any exercise shall be effective as of the date specified in the notice of exercise, but not earlier than the date the notice of exercise, together with, in the case of exercise of an Option, payment in full of the Option price, is actually received and in the hands of the Secretary of Fortune.

                  (d) To the extent an Option is exercised in whole or in part, any Right granted in respect of such Option (or part thereof) shall terminate and cease to be exercisable. To the extent a Right is exercised in whole or in part, the Option (or part thereof) in respect of which such Right was granted shall terminate and cease to be exercisable.

                  (e) Subject to Sections 5(b) and 14, a Right granted with an accompanying Option shall be exercisable only during the period in which the Option (or part thereof) in respect of which such Right was granted is exercisable.

                  (f) The Committee shall have sole discretion to determine the form in which payment will be made following exercise of a Right. All or any part of the obligation arising out of an exercise of a Right may be settled

                                    (i)      by payment in shares of Common
                           Stock with a fair market value equal to the cash that would otherwise be paid,

                                    (ii)     by payment in cash, or

                                    (iii)    by payment in a combination of such
                           shares and cash.

                  (g) To the extent that any Right that shall have become exercisable shall not have been exercised or cancelled or, by reason of any termination of employment, shall have become non-exercisable, it shall be deemed to have been exercised automatically, without any notice of exercise, on the last day on which its related Option is exercisable, provided that any conditions or limitations on its exercise (other than (i) notice of exercise and (ii) exercise or election to exercise during the period prescribed in

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         Section 5(e)) are satisfied and the Right shall then have value. Such exercise shall be deemed to specify that, subject to determination by the Committee as provided in Section 5(f), the holder elects to receive cash and that such exercise of a Right shall be effective as of the time of the exercise.

6.       AWARDS OF RESTRICTED STOCK

         The terms and conditions with respect to each Award of Restricted Stock under the Plan shall be consistent with the following:

                  (a) The provisions of Awards of Restricted Stock need not be the same with respect to each Participant. Each Award of Restricted Stock shall be subject to forfeiture as set forth in the Plan and may be otherwise subject to forfeiture as set forth in the provisions of such Award. Awards of Restricted Stock for up to 100,000 shares of Common Stock may be granted pursuant to the Plan.

                  (b) Each Participant receiving an Award of Restricted Stock shall be issued a certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award. The Committee may require that the certificates evidencing such shares be held in custody by Fortune until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the Participant shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such Award.

                  (c) Shares of Restricted Stock shall be subject to the restrictions set forth in this Section 6(c).

                                    (i)      Subject to the provisions of the
                           Plan and the applicable Award Agreement, during the period established by the Committee commencing on the date of such Award (the "Restriction Period"), the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber such shares of Restricted Stock. Within these limits, the Committee may provide for the lapse of such restrictions in installments and may accelerate or waive any or all of such restrictions, in whole or in part, based on service, performance and such other factors or criteria as the Committee may determine.

                                    (ii)     Subject to Section 10(e) and except
                           as provided in this Section 6(c), the Participant shall have, with respect to shares of Restricted Stock issued to such Participant under the Plan, all of the rights of a holder of Common Stock of Fortune, including the right to vote the shares and the right to receive any cash dividends. Unless otherwise determined by the Committee, cash dividends shall be automatically reinvested in additional shares of Common Stock which shall be treated as Restricted Stock under this Section 6 and dividends payable in Common Stock shall be treated as additional shares of Restricted Stock subject to the same restrictions and other terms and conditions that apply to the shares with respect to which such dividends are issued.

                                    (iii)    Except to the extent otherwise
                           provided in this Section 6(c), in Section 12(c) or 12(d) or in the applicable Award Agreement, upon termination of a Participant's employment with the Company for any reason during the Restriction Period, all shares still subject to restriction shall be forfeited by the Participant. Except to the extent otherwise provided in the applicable Award Agreement, if the Participant's employment shall terminate and cease by reason of disability, retirement under a retirement plan of the Company or death, the Restriction Period with respect to any shares of Restricted Stock then held shall expire as of the date of such disability, retirement or death.

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                                    (iv)     Upon expiration of the Restriction
                           Period with respect to any shares of the Restricted Stock without a prior forfeiture thereof, the holder of such shares shall have the right to receive in exchange for the certificates representing such shares unlegended certificates for such shares.

7.       PERFORMANCE AWARDS

         The terms and conditions with respect to each Performance Award under the Plan shall be consistent with the following:

                  (a) Performance Awards may be paid in cash, shares of Common Stock (which may, but need not, be shares of Restricted Stock pursuant to Section 6), or any combination thereof. The Committee shall determine the nature, length and starting date of the Performance Period for each Performance Award which shall be at least two years (subject to Sections 12(c) and 12(d)) and shall determine the performance objectives to be used in valuing Performance Awards and determining the extent to which such Performance Awards have been earned. Performance objectives may vary from Participant to Participant and between groups of Participants and shall be based upon revenues, operating income, operating company contribution, cash flow, income before income taxes, net income, earnings per share, economic value added, return on equity or assets or total return to stockholders, whether applicable to the Company or any relevant Subsidiary or business unit, or any combination thereof, as the Committee may deem appropriate. Performance Periods may overlap and Participants may participate simultaneously with respect to Performance Awards that are subject to different Performance Periods and different performance factors and criteria. The terms of Performance Awards need not be the same with respect to each Participant. The Committee shall determine for each Performance Award subject to such Performance Period the range of dollar values or number of shares of Common Stock (which may, but need not, be shares of Restricted Stock pursuant to Section 6), or combination thereof, to be received by the Participant at the end of the Performance Period if and to the extent that the relevant measures of performance for such Performance Awards are met. The factors must include a minimum performance standard below which no payment will be made and a maximum performance level above which no increased payment will be made. Performance Awards for up to 1,000,000 shares of Common Stock may be granted pursuant to the Plan. No Performance Awards having an aggregate maximum dollar value in excess of $5,000,000 or an aggregate maximum amount of Common Stock in excess of 500,000 shares shall be granted to any individual Participant.

                  (b) The Committee may adjust the performance goals and measurements applicable to Performance Awards to take into account changes in law and accounting and tax rules and to make such adjustments as the Committee deems necessary or appropriate to reflect the inclusion or exclusion of the impact of extraordinary or unusual items, events or circumstances, provided that no adjustment shall be made which would result in an increase in the compensation of any Participant whose compensation is subject to the limitation on deductibility under Section 162(m) of the Internal Revenue Code, as amended, or any successor provision, for the applicable year. The Committee also may adjust the performance goals and measurements applicable to Performance Awards and thereby reduce the amount to be received by any Participant pursuant to such Awards if and to the extent that the Committee deems it appropriate, provided that no such reduction shall be made on or after the date of a Change in Control (as defined in Section 12(b)(iii)).

                  (c) Except as otherwise provided in the applicable Award Agreement, if during a Performance Period a Participant's employment with the Company terminates by reason of the Participant's death, disability or retirement under a retirement plan of the Company, such Participant shall be entitled to a payment with respect to each outstanding Performance Award at the end of the applicable Performance Period based on the terms of the Award. The Committee may provide for an earlier payment in settlement of such Performance Award discounted at a reasonable interest rate and otherwise in such

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         amount and under such terms and conditions as the Committee deems appropriate. Except as otherwise provided in Section 12(c) or 12(d) or in the applicable Award Agreement, if during a Performance Period a Participant's employment with the Company terminates other than by reason of the Participant's death, disability or retirement under a retirement plan of the Company, then such Participant shall not be entitled to any payment with respect to the Performance Awards relating to such Performance Period, unless the Committee shall otherwise determine.

                  (d) The earned portion of a Performance Award may be paid currently or on a deferred basis with such interest or earnings equivalent as may be determined by the Committee. Payment shall be made in the form of cash or whole shares of Common Stock, either in a single payment or in annual installments, all as the Committee shall determine.

                  (e) If a Participant engages in detrimental activity (as hereinafter defined) at any time (whether before or after termination of employment), any Performance Award that has not been paid to such Participant (or is not payable as provided in Section 12(c) or 12(d)) prior to the date such activity has been determined by the Committee to constitute detrimental activity shall be forfeited and shall never become payable. For purposes of this Section 7(e), "detrimental activity" shall mean willful, reckless or grossly negligent activity that is determined by the Committee, on a case-by-case basis, to be detrimental to or destructive of the business or property of Fortune or any Subsidiary. Any such determination of the Committee shall be conclusive and binding for the purposes of the Plan. Notwithstanding the foregoing, no Performance Award shall be forfeited or become not payable by virtue of Section 7(e) on or after the date of a Change in Control (as defined in Section 12(b)(iii)).

8.       OTHER STOCK-BASED AWARDS

         The Committee may grant other Awards under the Plan pursuant to which shares of Common Stock (which may, but need not, be shares of Restricted Stock pursuant to Section 6) are or may in the future be acquired, or Awards denominated in stock units, including ones valued using measures other than market value. Such Other Stock-Based Awards may be granted alone, in addition to or in tandem with any Award of any type granted under the Plan and must be consistent with the purposes of the Plan. Such other Stock-Based Awards for up to 100,000 shares of Common Stock may be granted pursuant to the Plan.

9.       DIVIDEND EQUIVALENTS

         Any Awards (other than Awards of Options or Rights) under the Plan may, in the discretion of the Committee, earn dividend equivalents. In respect of any such Award which is outstanding on a dividend record date for Common Stock the Participant may be credited with an amount equal to the cash or stock dividends or other distributions that would have been paid on the shares of Common Stock covered by such Award had such covered shares been issued and outstanding on such dividend record date. The Committee shall establish such rules and procedures governing the crediting of dividend equivalents, including the timing, form of payment and payment contingencies of such dividend equivalents, as it deems are appropriate or necessary.

10.      LIMITATIONS AND CONDITIONS

                  (a) The total number of shares of Common Stock that may be made subject to Awards under the Plan is 12,000,000 shares. Such total number of shares may consist, in whole or in part, of unissued shares or reacquired shares. Not more than 2,000,000 shares of Common Stock may be made subject to Awards under the Plan to any individual Participant, which limitation shall be applied in a manner consistent with the requirements of Section 162(m) of the Internal Revenue Code, as amended. The foregoing numbers of shares may be increased or decreased by the events set forth in Section 12(a). In

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         the event that the Company makes an acquisition or is a party to a merger or consolidation and Fortune assumes the options or other awards consistent with the purpose of this Plan of the company acquired, merged or consolidated which are administered pursuant to this Plan, shares of Common Stock subject to the assumed options or other awards shall not count as part of the total number of shares of Common Stock that may be made subject to Awards under this Plan.

                  (b) Any shares that have been made subject to an Award that cease to be subject to the Award (other than by reason of exercise or payment of the Award to the extent that it is settled in shares) shall again be available for award and shall not be considered as having been theretofore made subject to award. Any shares of Common Stock delivered upon exercise of an Option in payment of all or part of the Option, or delivered or withheld in satisfaction of withholding taxes with respect to an Award, shall be additional shares available for award under the Plan. Any shares subject to option under an Option (or part thereof) that is cancelled upon exercise of a Right when settled wholly or partially in shares shall to the extent of such settlement in shares be treated as if the Option itself were exercised and such shares received in settlement of the Right shall no longer be available for grant.

                  (c) No Awards shall be made under the Plan after December 31, 2004, but the terms of Awards granted on or before the expiration thereof may extend beyond such expiration. At the time an Award is granted or amended or the terms or conditions of an Award are changed, the Committee may provide for limitations or conditions on such Award.

                  (d) No Award or portion thereof shall be transferable by the Participant otherwise than by will or by the laws of descent and distribution, except that an Option and related Right may be transferred by gift to any member of the holder's immediate family or to a trust or partnership solely for the benefit of such immediate family members to the extent permitted in the applicable Award Agreement. A Right shall never be transferred except to the transferee of the related Option. During the lifetime of the Participant, an Option or Right shall be exercisable only by the Participant unless it has been transferred to a member of the holder's immediate family or to a trust or partnership solely for the benefit of such immediate family members, in which case it shall be exercisable only by such transferee. For the purpose of this provision, a holder's "immediate family" shall mean the holder's spouse, children and grandchildren.

                  (e) No person who receives an Award under the Plan which includes shares of Common Stock or the right to acquire shares of Common Stock (which may include shares of Restricted Stock pursuant to Section 6) shall have any rights of a stockholder (i) as to shares under option until, after proper exercise of the Option, such shares have been recorded on Fortune's official stockholder records as having been issued or transferred, (ii) as to shares to be delivered following exercise of a Right until, after proper exercise of the Right and determination by the Committee to make payment therefor in shares, such shares shall have been recorded on Fortune's official stockholder records as having been issued or transferred, or (iii) as to shares included in Awards of Restricted Stock, Performance Awards or Other Stock-Based Awards, until such shares shall have been recorded on Fortune's official stockholder records as having been issued or transferred.

                  (f) Fortune shall not be obligated to deliver any shares until they have been listed (or authorized for listing upon official notice of issuance) upon each stock exchange upon which outstanding shares of such class at the time are listed nor until there has been compliance with such laws or regulations as Fortune may deem applicable. Fortune shall use its best efforts to effect such listing and compliance. No fractional shares shall be delivered.

                  (g) Nothing contained herein shall affect the right of the Company to terminate any Participant's employment at any time or for any reason.

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11.      TRANSFERS AND LEAVES OF ABSENCE

         For purposes of the Plan: (a) a transfer of a Participant's employment without an intervening period from Fortune to a Subsidiary or another entity in which Fortune owns, directly or indirectly, an equity interest, or vice versa, or from one Subsidiary or another entity in which Fortune owns, directly or indirectly, an equity interest, to another, shall not be deemed a termination of employment, and such Participant shall be deemed to remain in the employ of the Company, and (b) a Key Employee who is granted in writing a leave of absence shall be deemed to have remained in the employ of the Company during such leave of absence.

12.      STOCK ADJUSTMENTS, CHANGE IN CONTROL AND DIVESTITURES

                  (a) In the event of any merger, consolidation, stock or other non-cash dividend, extraordinary cash dividend, split-up, spin-off, combination or exchange of shares, reorganization or recapitalization or change in capitalization, or any other similar corporate event, the Committee may make such adjustments in (i) the aggregate number of shares subject to the Plan and the number of shares that may be made subject to Awards to any individual Participant as set forth in Sections 7(a) and 10(a) as well as the aggregate number of shares that may be made subject to any type of Award, (ii) the number and kind of shares that are subject to any Option (including any Option outstanding after termination of employment) and the Option price per share without any change in the aggregate Option price to be paid therefor upon exercise of the Option, (iii) the number and kind of Rights granted or that may be granted under the Plan, (iv) the number and kind of shares of outstanding Restricted Stock, (v) the number and kind of shares of Common Stock covered by a Performance Award or Other Stock-Based Award and (vi) the number of outstanding dividend equivalents, as the Committee shall deem appropriate in the circumstances. The determination by the Committee as to the terms of any of the foregoing adjustments shall be conclusive and binding.

                                    (b)(i) In the event of a Change in Control
                           (as defined in Section 12(b)(iii)), then each Option or Right held by a Participant that is not then exercisable shall become immediately exercisable and shall remain exercisable as provided in Section 5 notwithstanding anything to the contrary in the first sentence of Section 5(a)(ii) or in Section 5(b). In addition, unless the Committee otherwise determines at the time of grant or at any time thereafter but prior to such Change in Control, each Limited Right outstanding at the time of such Change in Control shall be deemed to be automatically exercised as of the date of such Change in Control or as of such other date during the 60-day period beginning on the date of such Change in Control as the Committee may determine prior to such Change in Control. In the event that the Limited Right is not automatically exercised, the Participant may during the 60-day period beginning on the date of the Change in Control (such 60-day period being herein referred to as the "Limited Right Exercise Period"), in lieu of exercising such Option or Right in whole or in part, exercise the Limited Right (or part thereof) pertaining to such Option. Such Participant, whether the exercise is pursuant to his election or automatic pursuant to the terms hereof shall be entitled to receive in cash an amount determined by multiplying the number of shares subject to such Option (or part thereof) by the amount by which the exercise price of each share is exceeded by (A) if such Option is an Incentive Stock Option, the fair market value of such shares at the date of exercise or (B) if such Option is a Nonqualified Stock Option, the greater of (x) the highest purchase price per share paid for the shares of the Company beneficially acquired in the transaction or series of transactions resulting in the Change in Control by the person or persons deemed to have acquired control pursuant to the Change in Control and (y) the highest fair market value of shares of Common Stock during the Limited Right Exercise Period prior to the time of exercise. A Limited Right shall be exercised in whole or in part by giving written notice of such exercise on a form approved by the Committee to the Secretary of Fortune, except that no such written notice shall be required in the event such Limited Right is automatically exercised pursuant to the terms hereof. The exercise shall be effective as of the date specified in the notice of exercise, but not earlier than the date the notice of exercise is actually received and in the hands of the Secretary of Fortune. In the event the last day of a Limited Right Exercise Period shall fall on a day that is not a business day, then the last day thereof shall be deemed to be the next following business day. To the extent an Option or a Right pertaining thereto is exercised in whole or in part, the Limited Right in respect of such Option shall terminate and cease to be exercisable. To the extent a Limited Right is exercised in whole or in part, the Option (or part thereof) to which such Limited Right pertains and the Right (or part thereof) pertaining to such Option (or part thereof) shall terminate and cease to be exercisable.

                                    (ii) Notwithstanding anything to the
                           contrary in the first sentence of Section 5(a)(ii) or in 5(a)(iv) or 5(b), the provisions of this Section 12(b)(ii) will be applicable in the event of a termination of a Participant's employment on or after a Change in Control and prior to the expiration of the Limited Right Exercise Period applicable thereto. No Option, Right or Limited Right held by a Participant shall terminate or cease to be exercisable as a result of his termination of employment on or after a Change in Control and prior to the expiration of the Limited Right Exercise Period applicable thereto, but shall be exercisable throughout the Limited Right Exercise Period applicable thereto; provided, however, that in no event shall any Option or Right be exercisable after ten years from its date of grant (except in the event of death as provided in Section 5(a)(iv)). However, in the event such Option or Right or the Option to which such Limited Right pertains has not, on the date of termination, been held for more than six months from the date of its grant, the preceding sentence shall apply only if such Participant has been terminated other than for just cause (as hereinafter defined) or has voluntarily terminated his employment because he in good faith believes that as a result of such Change in Control he is unable effectively to discharge his duties or the duties of the position he occupied immediately prior to such Change in Control or because of a diminution in his aggregate compensation or in his aggregate benefits below that in effect immediately prior to such Change in Control. For purposes hereof termination shall be for "just cause" only if such termination is based on fraud, misappropriation or embezzlement on the part of the Participant which results in a final conviction of a felony. Nothing in this Section 12(b) shall be in derogation of any rights otherwise provided in the Plan in respect of a Participant's Options or Rights in the event of his death, disability or retirement under a retirement plan of the Company.

                                    (iii) A "Change in Control" shall be deemed
                           to have occurred if (A) any person (as that term is used in Sections 13(d) and 14(d) of the Exchange Act, as in effect on February 23, 1999) is or becomes the beneficial owner (as that term is used in Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder, as in effect on February 23, 1999) of 20% or more of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors ("Voting Securities") of Fortune, excluding, however, the following: (1) any acquisition directly from Fortune, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from Fortune, (2) any acquisition by Fortune, (3) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by Fortune or entity controlled by Fortune, or (4) any acquisition pursuant to a transaction that complies with clauses (1), (2) and
                           (3) of Section 12(b)(iii)(C), (B) more than 50% of the members of the Board of Directors of Fortune shall not be Continuing Directors (which term, as used herein, means the directors of Fortune (1) who were members of the Board of Directors of Fortune on February 23, 1999 or (2) who subsequently became directors of Fortune and who were elected or designated to be candidates for election as nominees of the Board of Directors, or whose election or nomination for election by Fortune's stockholders was otherwise approved, by a vote of a majority of the Continuing Directors then on the Board of Directors but shall not include, in any event, any individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14(a)-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board of Directors), (C) Fortune shall be merged or consolidated with, or, in any transaction or series of transactions, substantially all of the business or assets of Fortune shall be sold or otherwise acquired by, another corporation or entity unless, as a result thereof, (1) the stockholders of Fortune immediately prior thereto shall beneficially own, directly or indirectly, at least 60% of the combined Voting Securities of the surviving, resulting or transferee corporation or entity (including, without limitation, a corporation that as a result of such transaction owns Fortune or all or substantially all of Fortune's assets either directly or through one or more subsidiaries) ("Newco") immediately thereafter in substantially the same proportions as their ownership immediately prior to such corporate transaction, (2) no person beneficially owns (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, and the rules and regulations promulgated thereunder (as in effect on February 23, 1999)), directly or indirectly, 20% or more, of the combined Voting Securities of Newco immediately after such corporate transaction except to the extent that such ownership of Fortune existed prior to such corporate transaction and (3) more than 50% of the members of the Board of Directors of Newco shall be Continuing Directors or (D) the stockholders of Fortune approve a complete liquidation or dissolution of Fortune.

                  (c) Notwithstanding any other provision of the Plan, in the event that a Participant's employment is terminated on or after a Change in Control (as defined in Section 12(b)(iii)) (x) by the Company other than for just cause (as defined in Section 12(b)(ii)) or (y) by the Participant because the Participant in good faith believes that as a result of such Change in Control he is unable effectively to discharge his duties or the duties of the position he occupied immediately prior to such Change in Control or because of a diminution in his aggregate compensation or in his aggregate benefits below that in effect immediately prior to such Change in Control:

                                    (i) with respect to shares of Restricted
                           Stock then outstanding, the Restriction Period with respect to such shares shall be deemed satisfied as of the date such Participant's employment is so terminated, but only as to that portion of such shares as is equivalent to the portion of the Restriction Period applicable thereto that has been satisfied as of such date without regard to this
                           Section 12(c)(i); as of such date, the portion of such shares as to which the Restriction Period is deemed satisfied pursuant to this Section 12(c)(i) shall become nonforfeitable and all other of such shares shall be forfeited; and

                                    (ii) with respect to Performance Awards and
                           Other Stock-Based Awards, including shares of Common Stock covered thereby, all such Performance Awards and Other Stock-Based Awards shall become nonforfeitable and shall be paid out on the date such Participant's employment is so terminated (A) as if all Performance Periods or other conditions or restrictions applicable thereto had been completed or satisfied, the maximum performance or other objectives with respect thereto had been attained and all Awards granted with respect thereto had been fully earned, but (B) prorated for the portion of any relevant Performance Period or other period ending on the date such Participant's employment is so terminated, unless prior to the Change in Control the Committee otherwise so provides.

                  (d) In the case of a Participant whose principal employer is a Subsidiary, then such Participant's employment shall be deemed to be terminated for purposes of Sections 6 through 9 as of the date on which such principal employer ceases to be a Subsidiary (the "Divestiture Date") and, except to the extent otherwise determined by the Committee and set forth in the applicable Award Agreement:

                                    (i) with respect to shares of Restricted
                           Stock held by such Participant, the Restriction Period shall be deemed satisfied as of the Divestiture Date, but only as to that portion of such shares as is equivalent to the portion of the Restriction Period applicable thereto that has been satisfied as of the Divestiture Date without regard to this Section 12(d)(i); as of the Divestiture Date, the portion of such shares as to which the Restriction Period is deemed satisfied pursuant to this Section 12(d)(i) shall become nonforfeitable and all other of such shares shall be forfeited; and

                                    (ii) with respect to Performance Awards and
                           Other Stock-Based Awards, including shares of Common Stock covered thereby, all such Performance Awards and Other Stock-Based Awards shall become nonforfeitable and shall be paid out on the Divestiture Date (A) as if all Performance Periods or other conditions or restrictions applicable thereto had been completed or satisfied, the maximum performance or other objectives with respect thereto had been attained and all Awards granted with respect thereto had been fully earned, but (B) prorated for the portion of the relevant Performance Period or other period ending on the Divestiture Date, all as determined by the Committee.

         In the event of a termination of the Plan, then each Participant's employment shall be deemed to be terminated for purposes of Sections 6 through 9 as of the date of such termination of the Plan and, except to the extent otherwise determined by the Committee and set forth in the applicable Award Agreement, the foregoing provisions of clauses (i) and (ii) of this Section 12(d) shall apply to such Participant's shares of Restricted Stock, Performance Awards and Other Stock-Based Awards with the same effect as if the date of such termination of the Plan were a Divestiture Date.

13.      AMENDMENT AND TERMINATION

                  (a) The Board of Directors shall have the power to amend the Plan, including the power to change the amount of the aggregate fair market value of the shares subject to Incentive Stock Options first exercisable in any calendar year under Section 5 to the extent provided in Section 422, or any successor provision, of the Internal Revenue Code. It shall not, however, except as otherwise provided in the Plan, without approval of the stockholders of Fortune, increase the maximum number of shares authorized for the Plan, nor change the class of eligible employees to other than Key Employees, nor reduce the basis upon which the minimum Option price is determined, nor extend the period within which Awards under the Plan may be granted, nor provide for an Option that is exercisable more than ten years from the date it is granted except in the event of death. It shall have no power to change the terms of any Award theretofore granted under the Plan so as to impair the rights of a Participant without the consent of the Participant whose rights would be affected by such change except to the extent, if any, provided in the Plan or in the Award.

                  (b) The Board of Directors may suspend or terminate the Plan at any time. No such suspension or termination shall affect Options, Rights or Limited Rights then in effect.

14.      FOREIGN OPTIONS AND RIGHTS

                  (a) The Committee may grant Awards to Key Employees who are subject to the tax laws of nations other than the United States, which Awards may have terms and conditions that differ from the terms thereof as provided elsewhere in the Plan for the purpose of complying with the foreign tax laws. Awards of Options may have terms and conditions that differ from Incentive Stock Options and Nonqualified Stock Options for the purposes of complying with the foreign tax laws.

                  (b) The Committee may grant stock appreciation rights to Key Employees without the grant of an accompanying Option if the Key Employees are subject at the time of grant to the laws of a jurisdiction that prohibits them from owning Common Stock. The Rights shall permit the Key Employees to receive, at the time of any exercise of such Rights, cash equal to the amount by which the fair market value of all shares of Common Stock in respect to which the Right was granted exceeds the exercise price thereof.

                  (c) The terms and conditions of Options and Rights granted under Sections 14(a) and 14(b) may differ from the terms and conditions which the Plan would require to be imposed upon Incentive Stock Options, Nonqualified Stock Options and Rights if the Committee determines that the grants are desirable to promote the purposes of the Plan for the Key Employees identified in Sections 14(a) and 14(b); provided that the Committee may not grant such Options or Rights that do not comply with the limitations of Section 13(a).

15.      WITHHOLDING TAXES

         The Company shall have the right to deduct from any cash payment made under the Plan any federal, state or local income or other taxes required by law to be withheld with respect to such payment. It shall be a condition to the obligation of Fortune to deliver shares upon the exercise of an Option or Right, upon payment of a Performance Award, upon delivery of Restricted Stock or upon exercise, settlement or payment of any Other Stock-Based Award that the Participant pay to the Company such amount as may be requested by the Company for the purpose of satisfying any liability for such withholding taxes. Any Award Agreement may provide that the Participant may elect, in accordance with any conditions set forth in such Award Agreement, to pay any withholding taxes in shares of Common Stock.

16.      EFFECTIVE DATE

         The Plan shall be effective on and as of April 27, 1999 upon the approval thereof by the stockholders of Fortune.